Exhibit 99.1

McIntosh Bancshares, Inc. Announces Capital

Enhancement Plans

— Private Placement of Debentures to Redemptus Group LLC

— Private Placement of Common Stock

— Application for Preferred Stock Issuance Pursuant to the TARP Capital Purchase Program

Investor Relations Contact: James P. Doyle, Chief Financial Officer, (770) 775-8312

On December 24, 2008, McIntosh Bancshares, Inc., headquartered in Jackson, GA, (“McIntosh” or the “Company”) announced its plan to increase capital levels through a multifaceted capital enhancement program. McIntosh signed a definitive purchase agreement (the “Debenture Agreement”) calling for the issuance of $8.0 million in debentures to Redemptus Group LLC, an investment partnership based in Atlanta, Georgia. The Company also plans to undertake a two-step private placement of common stock whereby McIntosh will issue $3.0 million of common shares to its executive officers and directors and up to $3.0 million of common shares to other private investors. All transactions are scheduled to close prior to March 31, 2009, with the closing of the debenture purchase being subject to regulatory approval, completion of the private placement to executive officers and directors, and other closing conditions described in the Debenture Agreement. McIntosh also announced that it has submitted an application for issuance of up to $10.7 million of preferred stock and warrants pursuant to the U.S. Treasury’s TARP Capital Purchase Program.

Under the terms of the Debenture Agreement, McIntosh will issue to Redemptus floating rate debentures that are convertible at the option of the holder into McIntosh common stock and fixed rate debentures that are mandatorily convertible into additional floating rate debentures upon completion of the Company’s private placement of common stock to outside investors. The Debentures will have a 10-year term, will be callable by McIntosh at its option after five years under certain conditions described in the Debenture Agreement, and will require that McIntosh sell certain assets identified by the parties prior to December 31, 2009. Mr. James A. (“Jimmy”) Walker Jr., the Managing Member of Redemptus, will hold a seat on the Board of Directors of McIntosh and its bank subsidiary, McIntosh State Bank.

William K. Malone Sr., Chief Executive Officer of McIntosh, commented, “We are pleased to announce this series of capital enhancement plans, which will significantly bolster our company’s capital position and strengthen our balance sheet. In the face of one of the most serious economic downturns we have seen in the Atlanta metropolitan marketplace, we are delighted by the opportunity to add capital to our company through an array of strategic issuances.”

Mr. Malone continued, “While we have seen many banks struggle to weather this broad economic storm, McIntosh’s core strength, driven by our customers, our employees and our communities, has supported Redemptus’ investment in our company. We welcome Jimmy Walker and the Redemptus Group as our long-term partners and will continue our goals of serving our customers and building value for our shareholders.”

Sandler O’Neill + Partners, L.P. acted as McIntosh’s financial advisor and Powell Goldstein LLP acted as McIntosh’s legal advisor. Sutherland acted as Redemptus’ legal advisor.

The securities to be issued in the transactions described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from the registration requirements of the Securities Act. The securities will be offered and sold only to a privately identified, limited number of accredited investors and, in the case of the outside private placement, up to 35 privately identified, unaccredited but financially sophisticated investors. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

McIntosh State Bank, a state chartered commercial bank headquartered in Jackson, GA, has been serving Georgia’s Butts, Greene, Jasper and South Henry Counties since 1964. For more information, visit the McIntosh Bancshares website at www.mcintoshbancshares.com or contact James P. Doyle, McIntosh Bancshares’ Chief Financial Officer, at (770) 775-8312. The information contained in this press release should be reviewed in conjunction with the Company’s filings with the Securities and Exchange Commission, which are available at www.sec.gov.

The preceding release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. McIntosh undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. These risks and uncertainties include, but are not limited to, general economic conditions that could affect loan demand or lead to increased loan losses; competitive pressures; risks presented by an increasing or decreasing interest rate environment, which could adversely affect the Company’s yields, net interest margin, net interest and fee income, and values of investment securities; changing business, regulatory and legislative conditions affecting the financial services industry; and changes in technology or third party vendor relationships that could reduce revenues, increase costs or lead to disruptions in our business. Readers are cautioned not to place undue reliance on our forward-looking statements, which reflect management’s analysis only as of the date of the statements. Readers should carefully review all disclosures we file from time to time with the SEC, which describe the risks listed above and other risks in more detail.